U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. June 15, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27599 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 15, 2005, SulphCo, Inc. (the “Company”) issued a press release announcing that on June 9, 2005, the Company was named as a defendant in two actions, the first brought in the United States District Court for the District of Nevada by Talisman Capital Talon Fund, Ltd., an offshore company purportedly based in Tortola, British Virgin Islands, and the second brought by Clean Fuels Technology of Nevada in the Second Judicial District Court of the State of Nevada in and for the County of Washoe.

Though the plaintiffs and theories of recovery asserted in the two cases are different, they both allege claims to intellectual property belonging to the Company, which claims the Company regards as utterly frivolous. The fact that the two cases were filed on the same day and were endorsed by the same counsel suggests a concerted effort between the two plaintiffs to induce an undeserved settlement from the Company and/or other named defendants.

The Company plans to defend itself vigorously, asserting counterclaims to the extent appropriate.

A copy of the June 15, 2005, press release is filed with this Report as Exhibit 99.1.

Item 9.01. Exhibits

99.1	Press Release dated June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: June 15, 2005	By:	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman Chairman and Chief Executive Officer

2